UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “Company”) approved grants of restricted stock units (“RSUs”) and performance stock units (“PSUs”) pursuant to the 2012 Amended and Restated Stock Incentive Plan to certain of its employees, including to the named executive officers as follows:

Name	Number of RSUs	Number of PSUs (at target)
C. William Eccleshare	728,155	750,000
Brian D. Coleman	485,436	500,000
Scott Wells	582,524	600,000
Lynn A. Feldman	339,805	350,000
Jason A. Dilger	97,087	100,000

The RSUs vest in three equal annual installments on each of April 1, 2021, April 1, 2022 and April 1, 2023, provided that the recipient is still employed by or providing services to the Company on each vesting date. If the recipient’s employment or service is terminated due to death or disability, the RSUs will automatically vest in full. If the recipient’s employment or service is terminated due to retirement, any RSUs which would have vested in the ordinary course during the 12-month period following such retirement will vest immediately. If the recipient’s employment or service is terminated for any other reason, the unvested portion of the RSUs will be immediately forfeited without consideration. If the recipient’s employment or service is terminated without cause within 12 months following a change in control, then 100% of the unvested portion of the RSUs will become immediately vested. Upon vesting, the RSUs may be settled in shares of common stock, or in cash equal to the fair market value of the number of vested shares, at the election of the compensation committee of the board of directors.

The RSUs were granted pursuant to the form of RSU award agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

The PSUs will vest and become earned based on the achievement of the Company’s total shareholder return relative to the Company’s peer group (the “Relative TSR”) over a performance period commencing on October 1, 2019 and ending on March 31, 2022 (the “Performance Period”). If the Company achieves Relative TSR at the 90th percentile or higher, the PSUs will be earned at 150% of the target number of shares. If the Company achieves Relative TSR at the 60th percentile, the PSU will be earned at 100% of the target number of shares. If the Company achieves Relative TSR at the 30th percentile, the PSUs will be earned at 50% of the target number of shares. To the extent Relative TSR is between vesting levels, the portion of the PSUs that become vested will be determined using straight line interpolation.

If the recipient’s employment or service is terminated due to death or disability, the PSUs will vest at the target number of shares. If the recipient’s employment or service is terminated due to retirement, a pro rata portion of the target number of shares will remain eligible to vest and become earned based on the achievement of the performance condition over the Performance Period. If the recipient’s employment or service is terminated for any other reason, the unvested portion of the PSUs will be immediately forfeited without consideration. If the recipient’s employment or service relationship with the Company is terminating without cause within 12 months following a change in control, then 100% of the unvested portion of the RSU will become immediately vested at the target number of shares.

The PSUs were granted pursuant to the form of PSU award agreement attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 21, 2019.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement (Cash Settle Option)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 23, 2020	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer and Treasurer